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                                Robert S. Luce
                                Attorney at Law
                               855 Sterling Road
                                   Suite 180
                           Palatine, Illinois 60067
(708) 776-9729                                                Fax (708) 776-9810


                                April 10, 1997


United Financial Mortgage Corp.
600 Enterprise Drive
Suite #206
Oak Brook, Illinois 60521

Ladies and Gentlemen:

     The undersigned has acted as legal counsel for United Financial Mortgage Corp. (the "Company"), a corporation organized under the laws of the State of Illinois, with respect to a Form SB-2 Registration Statement, (the "Registration Statement"), filed by the Company in connection with the registration under the Securities Act of 1933, as amended (the "Act") of the following securities: (i) up to 920,000 shares of Common Stock; (ii) an underwriter's warrant for up to 92,000 shares of Common Stock; (iii) Class A Warrants; and (iv) up to 92,000 shares of Common Stock as contained in the Underwriter's Warrant (the Common Stock and the Warrant described above are collectively referred to herein as the "Registered Securities").

     As legal counsel for the Company, the undersigned examined, among other things, such state laws and executed originals and/or photostatic copies, certified or otherwise identified to my satisfaction as being true copies of such documents, certificates and records as the undersigned deemed necessary and appropriate for the purpose of preparing this opinion letter. As to various questions of fact material to this opinion letter, where relevant facts were not independently established, I have relied upon statements of officers of the Company.

     I have assumed the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies. The undersigned has assumed that all signatories were and are legally competent to execute and deliver the documents executed by each of them.

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     Based upon and subject to the foregoing, and in reliance thereon, and subject to the qualifications hereinafter expressed, the undersigned is of the opinion that the Registered Securities have been duly and validly authorized for issuance and, when issued as described in the Registration Statement, will be validly issued, fully paid, and nonassessable. I hereby consent to the inclusion of this opinion letter as part of the Registration Statement.

     My opinions are limited to the specific issues addressed and are limited in all respects to laws and facts existing on the date herof. By rendering my opinion letter, I do not undertake to advise you of any changes in such laws or facts which may occur or come to my attention after the date hereof.

     The foregoing opinions are furnished to you at your request. They are solely for your benefit and may not be relied upon by any other party without the prior written consent of the undersigned.

                                       Very truly yours,


                                       /s/ Robert S. Luce
                                       -----------------------
                                       Robert S. Luce